Exhibit 99.1

Press Release

Contact
Alan Roden
VP, Corporate Development and Investor Relations
(631) 962-9304
alan.roden@verint.com


          Verint Systems Reports Record Fiscal 2004 First Quarter Sales

      Sales Grow to $56.6 Million; Increases 28% y-o-y and 8% Sequentially
                    GAAP Earnings Per Diluted Share of $0.05
                  Pro Forma Earnings Per Diluted Share of $0.18

Melville, N.Y, June 2, 2004 - Verint Systems Inc. (NASDAQ: VRNT), announced record sales of $56,638,000 for the first quarter of fiscal 2004, ended April 30, 2004, compared with $44,415,000 for the first quarter of fiscal 2003, an increase of approximately 28% year-over-year. Verint's sales increased approximately 8% sequentially, compared with $52,425,000 for the fourth quarter of Fiscal 2003.

Net income on a generally accepted accounting principles ("GAAP") basis was $1,514,000 for the first quarter of fiscal 2004, ($0.05 per diluted share), compared with net income of $3,512,000 ($0.14 per diluted share) for the first quarter of fiscal 2003, and net income of $5,782,000 ($0.18 per diluted share) for the fourth quarter of fiscal 2003. Net income on a pro forma basis was $5,919,000 for the first quarter of fiscal 2004, ($0.18 per diluted share), compared with pro forma net income of $3,581,000 ($0.14 per diluted share) for the first quarter of fiscal 2003. A reconciliation between results on a GAAP basis and results on a pro forma basis is provided in a table immediately following the Pro Forma Consolidated Statement of Operations.

Dan Bodner, President and CEO of Verint, stated, "Our record first quarter sales were due to demand for our actionable intelligence solutions in the security and business intelligence markets. Pro forma income from operations of $5.9 million, which was also a record, grew 66% year-over-year."

The Company ended the quarter with cash, cash equivalents and short-term investments of $208,508,000, working capital of $178,060,000, total assets of $342,005,000, and stockholders' equity of $252,375,000.

Conference Call Information
The Company will be conducting a conference call to review its fiscal 2004 first quarter results today at 4:30 PM EDT. An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 703-639-1112. Please dial in 5-10 minutes prior to the scheduled start time.

A replay of the conference call will be available on our website at www.verint.com until July 31, 2004 and by telephone at 703-925-2533, passcode 476580, for 7 days.

Verint Systems Reports Record Fiscal 2004 First Quarter Sales
June 2, 2004
Page 2



Financial highlights at and for the three month period ended April 30, 2003 and 2004 are as follows:


              GAAP Consolidated Statement of Operations
              (In thousands, except per share data)
------------------------------------------------------------------

                                                Three Months
                                              Ended April, 30,
                                                 (Unaudited)
                                           -----------------------
                                                2003        2004
                                           -----------  ----------
Sales                                          $44,415     $56,638
Cost of sales                                   20,912      25,757
                                           -----------  ----------
Gross profit                                    23,503      30,881

Operating Expenses
   Research and development, net                 5,335       6,791
   Selling, general and administrative          14,669      18,594
   In-process research and development               -       3,154
   Write-down of capitalized software                -       1,481
                                           -----------  ----------
Income from operations                           3,499         861

Interest and other income, net                     515         582
                                           -----------  ----------

Income before income tax provision               4,014       1,443

Income tax provision                               502         (71)
                                           -----------  ----------
Net income                                      $3,512      $1,514
                                           ===========  ==========

Earnings per share:
    Basic                                        $0.15       $0.05
                                           ===========  ==========
    Diluted                                      $0.14       $0.05
                                           ===========  ==========

Weighted average shares:
    Basic                                       23,708      30,400
    Diluted                                     25,236      32,209

Verint Systems Reports Record Fiscal 2004 First Quarter Sales
June 2, 2004
Page 3


Verint Systems provides pro forma net income and pro forma earnings per share data as additional information of its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. The company believes that this presentation of pro forma data provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, the Company's management uses these measures for reviewing the financial results of the Company and for budget purposes:

                 Pro Forma Consolidated Statement of Operations
                      (In thousands, except per share data)
  ---------------------------------------------------------------------------

                                                       Three Months
                                                     Ended April, 30,
                                                        (Unaudited)
                                                ----------------------------
                                                       2003         2004
                                                -------------- -------------
Sales                                                  $44,415       $56,638
Cost of sales                                           20,875        25,602
                                                -------------- -------------
Gross profit                                            23,540        31,036

Operating Expenses
   Research and development, net                         5,335         6,791
   Selling, general and administrative                  14,637        18,332
                                                -------------- -------------
Income from operations                                   3,568         5,913

Interest and other income, net                             515           582
                                                -------------- -------------
Income before income tax provision                       4,083         6,495

Income tax provision                                       502           576
                                                -------------- -------------
Net income                                              $3,581        $5,919
                                                ============== =============

Earnings per share:
    Basic                                                $0.15         $0.19
                                                ============== =============
    Diluted                                              $0.14         $0.18
                                                ============== =============

Weighted average shares:
    Basic                                               23,708        30,400
    Diluted                                             25,236        32,209

----------------------------------------------------------------------------
         Reconciliation of GAAP net income to pro forma net income
----------------------------------------------------------------------------

GAAP net income                                          3,512         1,514
Amortization of purchased intangibles assets:
   Included in gross profit                                 37           155
   Included in operating expenses                           32           159
Amortization of stock based compensation                     -           103
Acquisition-related charges:
   In-process research and development                       -         3,154
   Write-down of capitalized software                        -         1,481
Income tax effect                                            -          (647)
                                                --------------  ------------
Pro forma net income                                     3,581         5,919
----------------------------------------------------------------------------

Verint Systems Reports Record Fiscal 2004 First Quarter Sales
June 2, 2004
Page 4




                            Balance Sheet Highlights
                                 (In thousands)
-------------------------------------------------------------------------------------------

                                                                              April 30,
ASSETS                                                     January 31,           2004
                                                              2004           (Unaudited)
-------------------------------------------            -----------------  ----------------
CURRENT ASSETS:
   Cash and cash equivalents                                    $200,716          $184,808
   Short-term investments                                         27,997            23,700
   Accounts receivable, net                                       33,654            33,963
   Inventories                                                    15,833            12,957
   Prepaid expenses and other current assets                       6,007             7,304
                                                        ----------------  ----------------
TOTAL CURRENT ASSETS                                             284,207           262,732

PROPERTY AND EQUIPMENT, net                                       14,129            15,748

INTANGIBLE ASSETS                                                 16,415            50,611

OTHER ASSETS                                                      13,955            12,914
                                                        ----------------  ----------------

TOTAL ASSETS                                                    $328,706          $342,005
                                                        ================  ================

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                         $50,301           $49,942
   Convertible note                                                2,200                 -
   Current maturities of long-term bank loans                        441               356
   Advance payments from customers                                26,701            34,374
                                                        ----------------  ----------------
TOTAL CURRENT LIABILITIES                                         79,643            84,672

LONG-TERM LIABILITIES                                              4,395             4,958
                                                        ----------------  ----------------
TOTAL LIABILITIES                                                 84,038            89,630

STOCKHOLDERS' EQUITY                                             244,668           252,375
                                                        ----------------  ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $328,706          $342,005
                                                        ================  ================




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Verint Systems Reports Record Fiscal 2004 First Quarter Sales
June 2, 2004
Page 5

About Verint Systems Inc.

Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for communications interception, networked video security and surveillance, and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (NASDAQ: CMVT). Visit us at our website www.verint.com.

Note: Certain statements concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: changes in the demand for Verint's products; further decline in information technology spending; risks associated with acquiring and integrating the assets and business acquired from ECtel including products and technologies, as well as retaining key employees and customers, which could result in a substantial diversion of management resources, the incurrence of contingent liabilities, amortization of certain identifiable intangible assets, research and development write-offs and other acquisition-related expenses; the uncertainty of customer acceptance of Verint's products; aggressive competition may force Verint to reduce prices; Verint's lengthy and variable sales cycle makes it difficult to predict operating results; dependence on contracts with governments for a significant portion of Verint's revenues; inability to expand gross margin by reducing hardware in its product offerings; markets for Verint's products failing to develop; risks that Verint's intellectual property rights may not be adequate to protect its business; risks associated with rapidly changing technology and the ability of Verint to introduce new products on a timely and cost-effective basis; inability to maintain relationships with value added resellers and systems integrators; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with changes in the competitive or regulatory environment in which Verint operates; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements.

                                       ###

Verint, the Verint word mark, Actionable Intelligence, Powering Actionable Intelligence, STAR-GATE, RELIANT, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owners.